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                                                                   EXHIBIT 10.35

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                                  AND 240.24b-2.

                                                                  EXECUTION COPY


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                      AMONG

                          METABASIS THERAPEUTICS, INC.

                                       AND

                              SCHERING CORPORATION

                                       AND

                         VALEANT RESEARCH & DEVELOPMENT

                          Dated as of December 13, 2006

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     This Assignment and Assumption Agreement (this Agreement) is made by and among Metabasis Therapeutics, Inc., a corporation organized and existing under the laws of Delaware (Metabasis), Schering Corporation, a New Jersey corporation (Schering), and Valeant Research & Development, a Delaware corporation (Valeant) and is effective as of the Effective Date.

                                    RECITALS

     A. Valeant has been developing the compound pradefovir for treatment of human diseases pursuant to the terms of a Development and License Agreement of October 1, 2001 between Metabasis and Valeant, as successor in interest to ICN Pharmaceuticals, Inc., (the "ORIGINAL AGREEMENT") and has generated intellectual property including data and other know-how.

     C. Schering has expertise in researching, developing, manufacturing and marketing pharmaceutical products for the treatment of human and animal diseases and wishes to develop, manufacture, and market Products based on pradefovir in accordance with this Agreement.

     D. Valeant wishes to assign its rights, interests, and obligations under the Original Agreement to Schering and Schering wishes to acquire Valeant's rights and interests and assume Valeant's obligations under the Original Agreement in order to continue development and to manufacture and market Products.

     E. Metabasis wishes Valeant to assign Valeant's rights, interests, and obligations under the Original Agreement to Schering and that Schering acquire and those rights and interests and assume those obligations.

     F. To effect these ends, (1) Schering and Metabasis have entered into an Amended and Restated Development and License Agreement (the "AMENDED METABASIS AGREEMENT"), and (2) Schering and Valeant have entered into a Development and License Agreement (the "VALEANT SCHERING AGREEMENT"). Terms not otherwise defined herein shall have the meanings set forth in the Amended Metabasis Agreement and the Valeant Schering Agreement.

                                    AGREEMENT

          1. Valeant hereby irrevocably sells and assigns to Schering without recourse to Valeant, and Schering hereby irrevocably purchases and assumes from

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Valeant without recourse to Valeant, as of the Effective Date (as defined below), all of Valeant's rights, title and interests and assumes Valeant's obligations under the Original Agreement (the "ASSIGNED INTEREST") and Metabasis hereby irrevocably consents to such assignment and assumption without recourse to Valeant.

          2. Valeant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Amended Metabasis Agreement.

          3. Metabasis makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Valeant Schering Agreement.

          4. Metabasis and Valeant agree that they will continue to indemnify the other in accordance with the terms of the Original Agreement for any claim arising out of facts and circumstances occurring before the Effective Date hereof.

          5. Schering agrees that it will be bound by the provisions of the Amended Metabasis Agreement and the Valeant Schering Agreement and will perform in accordance with the terms and obligations of those agreements.

          6. Metabasis agrees that it will be bound by the provisions of the Amended Metabasis Agreement and will perform in accordance with the terms and obligations of that agreement.

          7. Valeant agrees that it will be bound by the provisions of the Valeant Schering Agreement and will perform in accordance with the terms and obligations of that agreement.

          8. Schering and Metabasis agree that they may not amend the Amended Metabasis Agreement in any way that will materially affect Valeant's rights under the Valeant Schering Agreement, such rights including but not limited to Valeant's rights to receive milestone payments and royalty payments in the amounts and for the periods set forth in the Valeant Schering Agreement.

          9. Schering and Valeant agree that they may not amend the Valeant Schering Agreement in any way that will materially affect Metabasis's rights under the Amended Metabasis Agreement, such rights including but not limited to Metabasis's rights to receive milestone payments and royalty payments in the amounts and for the periods set forth in the Amended Metabasis Agreement.

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          10. Valeant and Metabasis agree that the aggregate royalties owed by
Schering under the Amended Metabasis Agreement and the Valeant Schering Agreement will be divided between Metabasis and Valeant and invoiced to Schering according to the Royalty Calculation Exhibit attached hereto.

          11. Metabasis and Valeant agree that in the event the Amended Metabasis Agreement terminates in whole or in part of its Territory and the rights to develop and commercialize compounds and products in the whole or in such terminated parts of the Territory revert to Metabasis, then subject to
Section 12 hereof, Metabasis will automatically assume Schering's rights and obligations under the Valeant Schering Agreement in whole or in respect of such terminated part of the Territory, as applicable.

          12. Valeant and Metabasis agree that in the event the Amended Metabasis Agreement terminates in whole or in part of the Territory and the rights to develop and commercialize Licensed Compounds and Products in the whole or in such terminated parts of the Territory revert to Metabasis, then:

               (a) if Metabasis advances the development or commercializes a Product in such terminated whole or part of the Territory substantially on its own, then (i) Metabasis will pay to Valeant the full royalties that would have been payable by Schering under the Valeant Schering Agreement for the terminated whole or part of the Territory, which royalties shall be reduced by [...***...] of any amount of royalties owed by Metabasis to Schering under the Amended Metabasis Agreement, provided that any such reduction shall not reduce the royalties owed to Valeant by Metabasis to [...***...] of the royalties owed in the absence of such reduction, and further provided that in the event that Metabasis is not able to reduce Valeant's royalties by the [...***...] of any such royalties owed to Schering, the amount of the royalty reduction not taken may be used by Metabasis in another market or at a later date to offset other royalties or milestone payments due Valeant; and (ii) Metabasis and Valeant agree that the remaining schedule of milestone payments due to Valeant upon achievement by Metabasis of events related to the terminated whole or part of the Territory under the assumed Valeant Schering Agreement shall be modified as necessary to [...***...], provided that any postponed milestone or part thereof would begin accruing interest at the [...***...] rate on the date payment was due under the assumed Valeant Schering Agreement, plus [...***...], and further provided that in the event of a postponement by such modification of part or all of one or more milestone payments, Metabasis shall, at a minimum, pay to Valeant on a quarterly basis [...***...] of (i) the Net Sales of Products less (ii) the [...***...] paid by Metabasis to Schering, Valeant, or any third party on sales of such Products ("NET NET SALES") under the assumed Valeant Schering Agreement toward payment of such postponed milestone payment(s) and the interest due thereon, unless the remaining amount due from all postponed payments and interest is [...***...] of such Net Net Sales, in which case Metabasis shall pay all remaining postponed payments and interest at the end of the quarter in which the remaining amount is [...***...] of Net Net Sales; or

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               (b) if, following Metabasis' assumption of Schering's rights and obligations under the Valeant Schering Agreement pursuant to Section 11 hereof, Metabasis sublicenses the development and commercialization of Licensed Compound or Product under such Agreement, through a sublicense to a third party which third party becomes responsible for all or substantially all of the activities required to develop or commercialize the Licensed Compound or Product, then (i) Metabasis will pay to Valeant the full royalties that would otherwise have been payable by Schering under the Valeant Schering Agreement for the terminated whole or part of the Territory, which royalties shall be reduced by [...***...] of any amount of royalties owed by Metabasis to Schering, provided that any such reduction shall not reduce the royalties owed to Valeant by Metabasis to [...***...] of the royalties otherwise owed, and further provided that in the event that Metabasis is not able to reduce Valeant's royalties by the [...***...] of any royalties owed by Metabasis to Schering, the amount of the royalty reduction not taken may be used by Metabasis in another market or at a later date to offset other royalties or milestone payments due Valeant; and (ii) Metabasis will make the milestone payments due to Valeant related to events in the terminated whole or part of the Territory under the assumed Valeant Schering Agreement in accordance with the terms of that agreement applicable to the terminated whole or part of the Territory.

          13. Schering and Metabasis agree that Schering may disclose confidential information to Valeant which information was received pursuant to the terms of the Amended Metabasis Agreement and for which the disclosure of such information is necessary for Schering to fulfill its obligations under the Valeant Schering Agreement, and that such disclosure to Valeant will not constitute a breach of any confidentiality obligation under the Amended Metabasis Agreement.

          14. Schering and Valeant agree that Schering may disclose confidential information to Metabasis which information was received pursuant to the terms of the Valeant Schering Agreement and for which the disclosure of such information is necessary for Schering to fulfill its obligations under the Amended Metabasis Agreement, and that such disclosure to Metabasis will not constitute a breach of any confidentiality obligation under the Valeant Schering Agreement.

          15. The effective date of this Agreement shall be the date of the last to occur of the execution by all parties thereto of (i) the Amended Metabasis Agreement; and (ii) the Valeant Schering Agreement (the "EFFECTIVE DATE"); provided that this Agreement will become effective only upon the expiration or termination of the applicable waiting period under the Hart-Scott Rodino (HSR) Act and other antitrust requirements relating to this Agreement and the agreements identified in the foregoing (i) and (ii) (the "OTHER AGREEMENTS") and the transactions contemplated thereby. Valeant and Metabasis and Schering acknowledge that the complete execution of the Other Agreements is a condition precedent to the effectiveness of this Agreement and that failure of either or both of those separate agreements to be fully executed will render this Agreement null and void.

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          16. From and after the Effective Date, (a) Schering shall be a party to the Amended Metabasis Agreement and, to the extent provided in this Agreement, have the rights and obligations thereunder and shall be bound by the provisions thereof and (b) Valeant shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Original Agreement.

          17. Dispute Resolution.

               (a) Subject to Section 17(b) hereof, any dispute, controversy or claim arising under, out of or in connection with this Agreement, or the breach thereof, including any subsequent amendments, may be referred to and finally settled by arbitration in accordance with the commercial rules of [...***...] in force on the date of commencement of the arbitration. The arbitration will be final binding and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There will be three arbitrators, one arbitrator selected by Metabasis and one arbitrator selected by Schering, which arbitrators will then jointly select the third arbitrator, provided, however, that to the extent Schering is not a party to such dispute, the second arbitrator shall be selected by Valeant and Schering shall not be required to become a party to any arbitration proceedings regarding such dispute. If the relevant Party fails to nominate an arbitrator within thirty
(30) days from the date of notification made to it of the other Party's request for arbitration, then the third arbitrator will be appointed in accordance with [...***...] The place of the arbitration will be New York, USA and the laws of the State of New York will be applied. Each of the arbitrators will have at least 10 years experience in commercial transactions. The arbitration will commence within [...***...] days after appointment of the arbitrators and will continue uninterrupted, unless otherwise suspended by the arbitrators for good cause, for not longer than [...***...] (including without limitation any discovery permitted by the arbitrators). The arbitrators will, within such [...***...] period, render a written decision with findings of fact and conclusions of law and deliver such decision to the Parties. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited. The decision of the arbitrators will be final and non-appealable and binding upon the Parties, and may be entered and enforced in any court having jurisdiction. The Parties among whom the dispute exists shall share the costs of the arbitration equally, provided, however, that in the event of a dispute solely between any two Parties, the other Party that is not involved in the dispute shall not be required to share in the costs of such arbitration.

               (b) No dispute under this Agreement will be referred to arbitration under Section 17(a) hereof until the following procedures have been satisfied. The [...***...] of Metabasis, the [...***...] of Valeant, and depending on whether the dispute is one which relates to a pre-approval or post-approval matter, the [...***...] of Schering (or designees with similar authority to resolve such dispute) will meet to review any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of any Party under this Agreement. Such review will be initiated by one Party sending written notice of the dispute to the other Parties, and as soon as practicable, but in any event within [...***...]

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[...***...] of such notice, the designated representatives of the Parties will meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve such dispute within [...***...] after a meeting to discuss the dispute, any Party may at any time provide written notice to the other Parties specifying the terms of the dispute in reasonable detail and notifying the other Party of its decision to institute arbitration proceedings under Section 17(a).

               (c) Nothing in this Agreement limits the right of either Party to seek to obtain in any court of competent jurisdiction any interim relief or provisional remedy, including injunctive relief. Seeking or obtaining any interim relief or provisional remedy in a court will not be deemed a breach or waiver of this agreement to arbitrate.

          18. This Agreement will be governed by and construed in accordance with the laws of the State of New York, USA, without regard to its principles regarding conflicts of law.

          19. All notices, consents, requests, waivers and other communications required or permitted under this Agreement:

     (a) must be in writing, signed by an authorized officer of the sender, and sent by personal delivery, fax (with confirmation copy), internationally recognized courier, or certified or registered mail, postage prepaid (airmail where applicable);

     (b) will be deemed to be given when actually received; and

     (c) must be sent to the receiving Party at the address or fax number, as applicable, set forth below, or any replacement address or fax number notified to the sender by notice actually received by the sender:

          if to Metabasis, to:

          Metabasis Therapeutics, Inc.
          9390 Towne Centre Drive
          San Diego, California 92122
          Attention: Chief Executive Officer

          with a copy to:

          Michael J. O'Donnell
          Wilson Sonsini Goodrich & Rosati P.C.
          650 Page Mill Road
          Palo Alto, CA 94304-1050

          if to Schering, to:

          Schering Corporation
          2000 Galloping Hill Road

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          Kenilworth, NJ 07033-0530
          Attention: Vice President, Global Licensing and Strategic Alliances Fax No.: 908-298-7366

          with a copy to:

          Senior Legal Director, Licensing
          Fax No.: 908-298-2739

          with a copy to:

          if to Valeant, to:

          Valeant Research & Development
          3300 Hyland Avenue
          Costa Mesa, California 92626
          Attention: General Counsel
          Fax No.: 714-641-7206

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, New York  10036
          Attention: Bruce J. Goldner, Esq.
          Fax No.: 917-777-2972

          20. Except as expressly provided otherwise in this Agreement, all legal and other costs and expenses incurred in connection with the negotiation and entering into of this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such costs or expenses.

          21. Except as expressly provided elsewhere in this Agreement, each Party will at its expense promptly execute and deliver any further instruments and documents and take any further action as the other Party may reasonably request in order to give effect to the transactions contemplated by this Agreement.

          22. This Agreement may not be altered or otherwise amended except by an instrument in writing signed by each of the Parties.

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          23. A Party may, by written instrument executed by such Party, extend the time for the performance of any obligations of the other Party, waive any inaccuracies and representations by the other Party in this Agreement or in any document delivered pursuant to this Agreement or waive compliance by the other Party with any of the covenants, conditions or performance of any of its obligations under this Agreement. Any such waiver or failure to insist upon strict compliance with such covenant, condition or obligation will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          24. This Agreement does not confer any rights, remedies, agreements, undertakings, obligations or liabilities on any person other than the successors-in-interest and permitted assigns of each Party.

          25. This Agreement, along with the Other Agreements, constitutes the entire agreement between the Parties with respect to its subject matter and, upon the Effective Date, supersedes all prior discussions, negotiations, correspondence, agreements, and understandings, both oral and written, between the Parties with respect to its subject matter, including without limitation the Original Agreement.

          26. The Parties have participated jointly in the negotiation and drafting of this Agreement. If a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring a party because of the authorship of any provision of this Agreement.

          27. All Exhibits identified in this Agreement are incorporated by reference and made a part of this Agreement.

          28. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute one and the same agreement.

          29. If any provision of this Agreement is finally determined to be invalid, unlawful or incapable of being enforced in a jurisdiction, (i) it will be deemed to be severed from this Agreement in such jurisdiction, (ii) every other provision of this Agreement will remain in full force and effect in such jurisdiction, (iii) the Parties will negotiate in good faith to modify this Agreement so as to achieve the original intent of the Parties as closely as possible in an acceptable manner with respect to such jurisdiction and (iv) such invalidity, unlawfulness or unenforceability will not affect the interpretation or enforcement of this Agreement in any other jurisdiction.

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          30. All rights and licenses granted under or pursuant to this
Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. Any licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

          31. The rights and remedies of the Parties under this Agreement are in addition to any other rights available to them at law or in equity. The use of any right or remedy by a Party does not preclude or waive the right to use any other remedies. This Section 31 does not limit the obligations of the Parties under Section 17(a) and Section 17(b).

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          IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

                                        METABASIS THERAPEUTICS, INC.


                                        By: /s/ [Illegible]
                                            ------------------------------------
                                        Name: Paul [Illegible]
                                        Title: President & CEO


                                        SCHERING CORPORATION


                                        By: /s/ Michael J. DuBois
                                            ------------------------------------
                                        Name: Michael J. DuBois
                                        Title: Vice President


                                        VALEANT RESEARCH & DEVELOPMENT


                                        By /s/ Wesley P. Wheeler
                                           -------------------------------------
                                        Name: Wesley P. Wheeler
                                        Title: Executive Vice President,
                                               Development

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[...***...]

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[...***...]

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                                       16.